EXHIBIT 10.7

LEAK-OUT AGREEMENT

June 4, 2019

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between LGBTQ Loyalty Holdings, Inc., a Delaware corporation (the “Company”), and Brian Neal (collectively, the “Holder”).

Reference is hereby made to the Securities Purchase Agreement, dated June 4, 2019, by and among the Company and the certain purchasers signatory thereto (the “SPA”) and the Registration Rights Agreement, dated June 4, 2019, incident thereto (the “RRA”). Capitalized terms not defined herein shall have the meaning set forth in the RRA. The Holder acknowledges that the Purchasers are permitting the Company to include in the Registration Statement 17,666,666 shares of Common Stock (subject to adjustment for splits, dividends and the like) owned as of the date hereof by the Holder (the “Neal Securities”) in reliance upon Holder’s execution of this Agreement. The Holder further acknowledges that all of the Holder’s other securities other than the Neal Securities are subject to a Lock-Up Agreement.

The Holder agrees solely with the Company that beginning on the date hereof (the “Effective Date”) and ending on the date on which all of the Neal Securities have been sold (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder (the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) during any Trading Day during the Restricted Period (any such date, a “Date of Determination”), the Neal Securities in an amount more than 5% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer in a private transaction all, or any part, of the Neal Securities to any Person (an “Assignee”), without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

In connection with this Leak-Out Agreement, the Holder covenants and agrees to provide notice to the Company and Pride Partners LLC as representative to the Purchasers, within two (2) Trading Days after any sale of the Neal Securities, stating the number of shares that were sold, the manner of sale and the number of Neal Securities owned by the Holder following such sale. The address for such notice shall be as set forth on the signature pages attached hereto with respect to the Company and shall be [ ] with respect to the Purchasers.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto and signed by Pride Partners LLC as representative to the Purchasers.

All questions concerning the construction, validity, enforcement and interpretation of the Leak-Out Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Leak-Out Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Leak-Out Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Leak-Out Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Leak-Out Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that the Company shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[The remainder of the page is intentionally left blank]

[Signature Page to Leakout]

Sincerely,

LGBTQ LOYALTY HOLDINGS, INC.

By:	/s/ Robert Blair
Name: Robert A. Blair
Title: Chief Executive Officer

Agreed to and Acknowledged:

“HOLDER”

/s/ Brian Neal
Brian Neal

3